Table of Contents

Preliminary Offering Circular dated December __, 2019

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Cann American Corp.

$3,000,000

2,000,000,000 SHARES OF COMMON STOCK

$0.0015 PER SHARE

This is the public offering of securities of Cann American Corp., a Wyoming corporation. We are offering 2,000,000,000 shares of our common stock, par value $0.0001 ("Common Stock"), at an offering price of $0.0015 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 100,000,000 Offered Shares ($150,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTC Market Pink Open Market under the stock symbol “CNNA.”

The Company's name has recently been changed to Cann American Corp.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0015	$3,000,000.00
Underwriting Discounts and Commissions (3)	$0.0000	$0
Proceeds to Company	$0.0015	$3,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through our online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $300,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.0015 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Cann American Corp.", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Cann American Corp.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;
•	Our reliance on suppliers and customers;
•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"
•	Our ability to effectively execute our business plan;
•	Our ability to manage our expansion, growth and operating expenses;
•	Our ability to finance our businesses;
•	Our ability to promote our businesses;
•	Our ability to compete and succeed in highly competitive and evolving businesses;
•	Our ability to respond and adapt to changes in technology and customer behavior; and
•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Cann American Corp." was organized under the laws of the State of Nevada on August 25, 2004 under the name “Deer Bay Resources, Inc.”.

On January 25, 2011 the Company changed its name to “Bioflamex Corp.”

On February 20, 2013 the company was re-domiciled to Wyoming from Nevada.

On December 08, 2014 the company changed its name to “Canamed4Pets, Inc.”

On August 21, 2019 the company changed its name to “Cann American Corp.”

On December 20, 2019 the company’s name change to “Cann American Corp.” was made effective by FINRA.

The Company’s status is active in the state of Wyoming.

Cann American Corp. acts as a Holding Company specializing in consulting, infrastructure development, product marketing and strategic acquisitions within the legal cannabis and hemp industries.

Our mailing address is 320 Santana Drive, #C, Cloverdale, CA 95425. Our telephone number is 770-866-6250. Our email address is cannamericanholdings@gmail.com

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTC Market Pink Open Market Sheets under the symbol CNNA.

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THE OFFERING

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Issuer:	Cann American Corp.

Securities offered:	A maximum of 2,000,000,000 shares of our common stock, par value $0.0001 ("Common Stock") at an offering price of $0.0015 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	1,659,991,381 issued and outstanding as of October 17, 2019

Number of shares of Common Stock to be outstanding after the offering	3,659,991,381 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.0015

Maximum offering amount:	2,000,000,000,000 shares at $0.0015 per share, or $3,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol "CNNA."

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,700,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has limited operating history. The Company had minimal revenues and has incurred losses of $7,488 for the year ended February 28, 2019. In addition, the Company incurred losses of $4,860,730 for the period since inception through February 28, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

As at August 31, 2019, the Company has accumulated consolidated losses totaling $4,870,304 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

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The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Operations and Basis of Presentation – Going Concern for further information.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Cann American Corp. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the cannabis and hemp industries, which is rapidly transforming. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically our President and CEO, Jason Black. Our future success will depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

Directors, officers and affiliates of Cann American Corp. beneficially own a majority of our outstanding common stock voting rights.

Directors, officers and affiliates of Cann American Corp. beneficially own a majority of our outstanding common stock voting rights. Thus, investors in this Offering will not have meaningful control in the Company.

Specifically, Mr. Black has all of the voting and conversion rights of the outstanding shares of preferred stock that allow him to convert the preferred stock into four times the then outstanding common stock.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;
•	Maintain a system of management controls; and
•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business selling cannabis industry services and hemp-based products or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

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Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in competition or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 3,998,000,000 shares of common stock. We have issued and outstanding, as of October 17, 1,659,991,381 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

Because directors and officers currently and for the foreseeable future will continue to control Cann American Corp., it is not likely that you will be able to elect directors or have any say in the policies of Cann American Corp.

Our shareholders are not entitled to cumulative voting rights. The directors, officers and affiliates of Cann American Corp. beneficially own a majority of our outstanding common stock voting rights. The Series A of 500,000 shares, if one share is issued, the total aggregate being equal to 4 times that of every issued and outstanding Common Share. The Series B of 1,500,000 shares Series B of 1,500,000 shares at a value of 2.50 per share divided by .0001, equate to 37,500,000,000 Common shares. The total aggregate of the issued and outstanding series A, equating to 4 times the Common and Series B combined, equates to 156,631,965,524 Common Shares or 98.6% of the voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

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In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profit.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products.

As discussed, we offer products and services for the cannabis and hemp industries. Competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products and services by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and services. Online advertising of cannabis and hemp related services may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization and/or voter approved referenda of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 23, 2018, 29 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon, California, Maine, Wyoming, Massachusetts and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use, cultivation and/or possession illegal on a national level.

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On January 4, 2018, United States Attorney General Jefferson B. Sessions, III rescinded a number of federal memoranda that provided guidance regarding marijuana and medical marijuana enforcement. Included in the memos that were rescinded is the Cole Memo, which laid out eight marijuana enforcement priorities for federal prosecutors in light of the fact that a number of states had moved to legalize cannabis. Also withdrawn are federal memoranda providing guidance to banks when dealing with customers whose money may be derived from a cannabis business, as well as a federal memoranda regarding enforcement of federal marijuana laws in Indian Country.

In the Controlled Substances Act, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. 21 U.S.C. § 801 et seq. It has established significant penalties for these crimes. 21 U.S.C. § 841 el seq. These activities also may serve as the basis for the prosecution of other crimes, such as those prohibited by the money laundering statutes, the unlicensed money transmitter statute, and the Bank Secrecy Act. 18 U.S.C. §§ 1956-57, 1960; 31 U.S.C. § 5318. These statutes reflect Congress’s determination that marijuana is a dangerous drug and that marijuana activity is a serious crime.

Current federal laws could cause significant financial damage to us and our shareholders.

Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration has determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. There is no guarantee that the Trump Administration will not change the Federal government’s stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

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Our clients may have difficulty accessing the service of banks, which may make it difficult for them to operate.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors reiterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. FinCEN issued guidelines to banks noting that it is possible to provide financial services to state-licensed cannabis businesses and still be in compliance with federal anti-money laundering laws. The guidance, however, falls short of the explicit legal authorization that banking industry officials had requested the government provide, and, to date, it is not clear if any banks have relied on the guidance to take on legal cannabis companies as clients. The aforementioned policy can be changed, including in connection with a change in presidential administration, and any policy reversal and or retraction could result in legal cannabis businesses losing access to the banking industry.

Because the use, sale and distribution of cannabis remains illegal under federal law, many banks will not accept deposits from or provide other bank services to businesses involved with cannabis. The inability to open bank accounts may make it difficult for our existing and potential customers, clients and tenants to operate and may make it difficult for them to contract with us.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a service provider to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. In 2019, We do not carry general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Our inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our customers, to do business with us.

Unfavorable publicity or consumer perception of our services or any similar services offered by other companies could have a material adverse effect on our business and financial condition.

We believe our sales will be highly dependent on consumer perception of the safety, quality and efficacy of our services as well as similar services offered by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the herbal skin care and cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our services or of cannabis in general, or associating cannabis in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

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Any potential growth in the cannabis or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

We May Be Affected by Various Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

•	Government regulation of the marijuana industry;
•	Revision of Federal banking regulations for the marijuana industry; and
•	Legalization of the use of marijuana for medical or recreational use in other states.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

•	revenues or expenses;
•	any material increase or decrease in liquidity; or
•	expected sources and uses of cash.

Our business is dependent upon suppliers.

We are entering into service agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of customers for our services. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of raw materials at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We have no control over the manufacturing and quality of the products we sell.

We do not manufacture any of the products that we currently offer. Consequently, we have no control over manufacturing practices at the suppliers from whom we procure the products we offer. We put forth considerable efforts to ensure that the products we offer are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

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We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture and/or sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our services.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in its telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party able to circumvent online security systems could steal proprietary information or cause interruptions in our operations. Our insurance policies’ limits may not be adequate to reimburse us for losses caused by security breaches. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect our online operations.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

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Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $300,000) will be $2,700,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Facilities and equipment - $500,000
				Working capital - $175,000
25%	$750,000.00	$75,000.00	$675,000.00	$ 675,000.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Facilities and equipment - $1,000,000
				Working capital - $350,000
50%	$1,500,000.00	$150,000.00	$1,350,000.00	$ 1,350,000.00

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Facilities and equipment - $1,600,000
				Working capital - $400,000
75%	$2,250,000.00	$250,000.00	$2,000,000.00	$ 2,000,000.00

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Facilities and equipment - $2,200,000
				Working capital - $500,000
100%	$3,000,000.00	$300,000.00	$2,700,000.00	$ 2,700,000.00

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

None of the proceeds will be used to compensate or otherwise make payments to officers or directors of the issuer or any of its subsidiaries.

DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value as of August 31, 2019 was $232,437 or $0.0001 per then-outstanding share of our Common Stock. Historical net book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000, $75,000, $50,000 and $25,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.0015	$0.0015	$0.0015	$0.0015
Historical net tangible book value per share as of August 31, 2019 (1)	0	0	0	0
Increase in net tangible book value per share attributable to new investors in this offering (2)	0	0	0	0
Net tangible book value per share, after this offering	0	0	0	0
Dilution per share to new investors	0.0015	0.0015	0.0015	0.0015

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(1) Based on net tangible book value as of August 31, 2019 of $ $232,437 or $0.0001 per then-outstanding share of our Common Stock.

(2) After deducting estimated offering expenses of $100,000, $75,000, $50,000 and $25,000, respectively.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us at cannamericanholdings@gmail.com and follow the procedures as described.

1.	Electronically request, receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company's fiscal year ends February 28.

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire acquisition plan, it may have to raise additional funds in the next twelve months.

The Company expects to increase the number of employees at the corporate level.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products and technologies. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Cann American Corp.

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Summary

Cann American Corp. is an emerging company in the cannabis and hemp industry. Our primary focus is on developing infrastructure such as grow operations and processing facilities within the legal cannabis and hemp industries. The customer base is anticipated to be broad.

Through our subsidiary, Cann American Holdings, LLC, which has recently merged into the company on August 21, 2019, we have been engaged in the development of a legal cannabis infrastructure development project consisting of 3 green houses in various stages of development in Mendocino County, California. The Company additionally consults clients locally and nationwide on crop yields, best agricultural practices and navigating entry into the cannabis and hemp industries.

We intend to develop a legal hemp processing facility. Hemp farming in the US is rapidly increasing since federal legalization and access to federal crop insurance, leaving an extensive demand for processing facilities for trimming and drying at scale. The current market for processing bulk hemp biomass can range from $5 to $10 per lb. Depending on the proceeds raised will determine the scale of the processing facility in Northern California which will seek a strategic location to access the Nevada and Oregon markets as well.

When a hemp crop is harvested the hemp biomass must be dried, cured and trimmed. Separating the flower material from the stalks and leaves, before it’s sold to prospective buyers serving the vast demands for raw hemp. We believe the current North American market lacks enough processing facilities for drying and trimming at commercial scale to accommodate the increasing amount of hemp farming operations. Many farmers have developed make-shift drying facilities on sight to prepare their harvested crops for sale. The deficiency in dedicated processing facilities in the hemp supply chain can result in thousands of acres of crop loss nationwide. The Company intends that such a facility serving the Northern California market, with the ability to also draw clients from Nevada and Oregon, will fill a significant void in the hemp marketplace.

History

We were organized under the laws of the State of Nevada on August 25, 2004 under the name “Deer Bay Resources, Inc.” with an initial focus on the acquisition and exploration of mineral properties.

On January 25, 2011 the Company changed its name to “Bioflamex Corp.” and entered into an Asset Purchase Agreement to acquire certain intellectual property related to a line of fire extinguishing and prevention products that are based on environmentally friendly and biological formulations.

On January 28, 2013, due to the Company’s manufacturer and supplier ceasing operations, the Company divested itself of its flame-retardant assets and operations.

On February 20, 2013 the company was re-domiciled to Wyoming from Nevada.

On November 25, 2014 the company changed its name to “Canamed4Pets, Inc.” with the intent of exploring opportunities within the pet CBD market.

On July 1, 2015 Henrik Dahlerup resigned as the company’s Director and COO.

On March 1, 2016 Kristian Schiorring resigned as the company’s Director, President, and CEO.

On March 1, 2016 Jason Black was appointed as the company’s Director, President, and CEO. Since 2015 Mr. Black has been the President of Cann American Holdings, LLC. A California company specializing in consulting, infrastructure development, product marketing and strategic acquisitions within the legal cannabis and hemp industries.

On January 1, 2018 Cann American Holdings, LLC became a wholly owned subsidiary.

On August 21, 2019, made effective by FINRA on December 20, 2019, the Company entered into an Agreement and Plan of Merger with Cann American Holdings, LLC whereas the parent would be the survivor and the company became “Cann American Corp”.

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BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

The Cannabis Industry

The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015.

Marijuana sales in North America reached $6.73 billion in 2016, reflecting 34% growth over 2015 ($5.04 billion), according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

While the industry is growing rapidly, the cannabis industry faces four major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states. Third, the majority of states do not allow access to medical cannabis for its patients. This presents an obstacle to the medical cannabis industry and requires financial resources and dedicated advocacy to change regulations on the state level. Fourth, as explained below, marijuana is illegal under federal law.

Our Business

Cann American Corp. acts as a Holding Company for the sake of developing assets within the legal cannabis and hemp industries.

We act as a consultant and service provider to the legal cannabis and hemp industries. The Company's primary focus has been on infrastructure development and consulting for state approved cannabis operations primarily in the state of California.

Through our subsidiary, Cann American Holdings, LLC, which has recently merged into the company on August 21, 2019, we have been engaged in the development of a legal cannabis infrastructure development project consisting of 3 green houses in various stages of development in Mendocino County, California. The Company additionally consults clients locally and nationwide on crop yields, best agricultural practices and navigating entry into the cannabis and hemp industries.

We intend to develop a legal hemp processing facility. Hemp farming in the US is rapidly increasing since federal legalization and access to federal crop insurance, leaving an extensive demand for processing facilities for trimming and drying at scale. The current market for bulk hemp biomass can range from $5 to $10 per lb. Depending on the proceeds raised will determine the scale of the processing facility in Northern California which will seek a strategic location to access the Nevada and Oregon markets as well.

When a hemp crop is harvested the hemp biomass must be dried, cured and trimmed. Separating the flower material from the stalks and leaves, before it’s sold to prospective buyers serving the vast demands for raw hemp. We believe the current North American market lacks enough processing facilities for drying and trimming at commercial scale to accommodate the increasing amount of hemp farming operations. Many farmers have developed make-shift drying facilities on sight to prepare their harvested crops for sale. The deficiency in dedicated processing facilities in the hemp supply chain can result in thousands of acres of crop loss nationwide. The Company intends that such a facility serving the Northern California market, with the ability to also draw clients from Nevada and Oregon, will fill a significant void in the hemp marketplace.

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Our Services

Through our subsidiary, Cann American Holdings, LLC, which has recently merged into the company on August 21, 2019, we have been engaged in the development of a legal cannabis infrastructure development project consisting of 3 green houses in various stages of development in Mendocino County, California. The Company additionally consults clients locally and nationwide on crop yields, best agricultural practices and navigating entry into the cannabis and hemp industries.

We intend to develop a legal hemp processing facility. Hemp farming in the US is rapidly increasing since federal legalization and access to federal crop insurance, leaving an extensive demand for processing facilities for trimming and drying at scale. The current market for bulk hemp biomass can range from $5 to $10 per lb. Depending on the proceeds raised will determine the scale of the processing facility in Northern California which will seek a strategic location to access the Nevada and Oregon markets as well.

Marketing

The target market for our products are individuals and companies already operating or intending to operate in the legal cannabis or hemp industries.

Upon launching a hemp processing facility, the Company will need to increase its online presence to offer services and bid against other competitors in processing bulk hemp biomass. We anticipate our online presence and ability to bid for clientele will require dedicated personnel, with a consistent online presence, to be competitive.

Competition

The cannabis and hemp industries are relatively new but rapidly growing. Many companies have greater resources and market recognition than do we. There is also a possibility of a larger company trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties become less risky. We plan on competing using specific services that we believe meet customer demands and sell them at prices that are very reasonable in relation to other competitors in the marketplace. We cannot predict the likelihood of succeeding in these efforts, however.

Regulation

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The DEA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because we do not currently or intend to handle cannabis that has THC exceeding federally legal limits. As the legal landscape and understanding about the differences in cannabis and hemp unfolds, it will be increasingly important to distinguish “marijuana” (with noted varying degrees of psychotropic effects and deficits in executive function) from hemp.

IRS section 280E prevents cannabis companies from deducting expenses from their income, except for those considered cost of goods sold. No deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. The company is not now and does not foresee that it will be subject to enforcement under this section.

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Federal Government Regulations

Cannabis is currently a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in California with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this filing, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Wyoming, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

On January 4, 2018, United States Attorney General Jefferson B. Sessions, III rescinded a number of federal memoranda that provided guidance regarding marijuana and medical marijuana enforcement. Included in the memos that were rescinded is the Cole Memo, which laid out eight marijuana enforcement priorities for federal prosecutors in light of the fact that a number of states had moved to legalize cannabis. Also withdrawn are federal memoranda providing guidance to banks when dealing with customers whose money may be derived from a cannabis business, as well as a federal memoranda regarding enforcement of federal marijuana laws in Indian Country.

In the Controlled Substances Act, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. 21 U.S.C. § 801 et seq. It has established significant penalties for these crimes. 21 U.S.C. § 841 el seq. These activities also may serve as the basis for the prosecution of other crimes, such as those prohibited by the money laundering statutes, the unlicensed money transmitter statute, and the Bank Secrecy Act. 18 U.S.C. §§ 1956-57, 1960; 31 U.S.C. § 5318. These statutes reflect Congress’s determination that marijuana is a dangerous drug and that marijuana activity is a serious crime.

The Agricultural Improvement Act of 2018 (“the Farm Bill”) legalizes hemp by defining it as an agricultural commodity under federal law. This definition removes the parts of the cannabis plant that make up hemp from scheduling under the Controlled Substances Act of 1970 (under which marijuana remains illegal) and effectively allows hemp to be treated like any other agricultural product would be under federal law. Thus, hemp farmers can legally import and export hemp throughout the United States, and participate in U.S. Department of Agriculture (“USDA”) programs such as low-cost crop insurance.

However, the Farm Bill does put some unique restrictions around hemp cultivation, including empowerment of the USDA to create rules surrounding the industry. The Farm Bill also does not prohibit the enactment of state-level regulations relating to hemp (so long as such regulations comply with federal law), but does limit the level of punishment that can be imposed upon hemp producers, even in the case of negligent violations: “A hemp producer that negligently violates a State … plan … shall not as a result of that violation be subject to any criminal enforcement action by the Federal Government or any State government.” Section 10113 (p. 431). Thus, under the Farm Bill’s provisions, even negligent violations are subject only to “corrective action,” which means that if a farmer accidentally grows plants that exceed legal THC limits (hemp can only contain 0.3% percent delta-9 tetrahydrocannabinol, or THC, on a dry basis), the farmer would merely need to correct the error. This “corrective action” is certainly an improvement under most states’ “pilot program” regimes. In the past, if a farmer grew plants that exceed THC limits, the whole crop must be burned.

The Farm Bill also prevents states from prohibiting the transportation or shipment of hemp within the U.S.

The U.S. Domestic Hemp Production Program was established by the U.S. Department of Agriculture (USDA) through an interim final rule on October 31, 2019. This rule provides the requirements for State and Tribal regulatory plans submitted to USDA for review and approval.

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According the U.S. Department of Agriculture (USDA) Hemp webpage, hemp growers are not subject to the cultivation requirements outlined in the federal interim final rule if a state has an approved regulatory plan or is in the process of developing a regulatory plan. California is in the process of developing a state plan, and thus, California hemp growers are not currently subject to the federal interim rule. However, growers in states that do not have a pending or approved regulatory plan may apply for a USDA hemp production license.

California Department of Food and Agriculture (CDFA) indicates on its website that there is a difference between cannabis and industrial hemp. Its website explains that cannabis is excluded from industrial hemp. Industrial hemp is limited to the crop of two plans, which as Cannabis sativa L., which has no more than 0.3% THC in the dried flowering tops, regardless of whether it is growing or not, the plant seeds, and the resin. Only registered growers are permitted to grow industrial hemp. Also according to the information, those who grow industrial hemp must be registered with the county agricultural commissioner before cultivation.

In addition to the regulations concerning commercial cultivation's, the regulations also provide information on approved seed cultivators, emergency testing and sampling regulations, and it provides county agricultural commissioners with guidelines for collecting information. It also has guidelines on the requirements that hemp cultivators obtain nursery stock licensing.

Division 24 of the California Food and Agricultural Code provides for the cultivation of industrial hemp by registered growers and established agricultural research institutions.

Absent any future changes in cannabis-related policies under the Trump administration, we intend to remain within the guidelines outlined in the latest federal and state laws, and the FinCEN Guidelines (see “-FinCEN”), where applicable; however, we cannot provide complete assurance that we are in full compliance with the FinCEN Guidelines or any applicable federal laws or regulations.

Seasonality

Cannabis and hemp cultivation, as with any other agricultural crop, are subject to seasonality which could impact our operations.

Property

The Company utilizes 1,000 sq. ft. of space located at 320 Santana Dr. #C Cloverdale, CA 95425 at no cost to the Company.

Employees

We have one employee, our President, Jason Black. Mr. Black will devote full time to us.

We believe that we will be successful in attracting experienced and capable personnel. Our employees will enter into an agreement with us requiring them not to compete or disclose our proprietary information. Our employees will not be represented by any labor union.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of August 31, 2019:

As of August 31, 2019, the Cann American Corp. had no full-time employees, who were not an executive officer of the Company, and no part-time employees.

The directors and executive officers of the Company as of February 28, 2018 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Jason Black	President, CEO, CFO	44	March 1, 2016	50

Jason Black, CEO and President

Prior to his appointment as Director, President and CEO of Cann American Corp., since January 2015, Mr. Black was Managing Member of Cann American Holdings, LLC. Jason Black was also acting President and CEO of Indo Global Exchange(s) Pte, Ltd., between May 16, 2019 and December 18, 2019, which trades on the OTC market under symbol (IGEX).

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

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Employment Agreements

Mr. Black has entered an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to the business. The employment agreement provides that the employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation of our officers and directors of the Company as of the year end February 28, 2018 and February 28, 2019, respectively:

	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation
Name and Principal Position
Jason Black, CEO and Director	$0.00	–	–	$0.00
Total	$0.00	–	–	$0.00

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

The Company's stockholders have approved a 2019 Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

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Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Wyoming law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

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Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, they have agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of Cann American Corp.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Cann American Corp.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Cann American Corp.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Cann American Corp.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of February 28, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 1,657,991,381 shares of common stock deemed to be outstanding as of August 31, 2019.

The following table gives information on ownership of our securities as of August 31, 2019. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors. Mr. Black owns all Preferred Shares.

Shareholder	Address	Shares Owned	Percentage of Class	Percentage Owned After Offering

Ticino Capital Luca Trisconi	South St 4th FL Valetta VLT1103 Malta	668,250,000 Common	40.50%	18.20%

Jason Black President/CEO	Marietta, GA	2,000,000 Preferred	100.00%	100.00%

30

  CONVERSION RIGHTS. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B Stocks which are issued and outstanding at the time of conversion.

Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series B Preferred Stocks issued outstanding at time of conversion}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion]

VOTING RIGHTS.

a.	If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of:
(i)	the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus
(ii)	the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of voting.

b.	Each individual share of Series A Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B Preferred Stocks issued and outstanding at time of voting}]

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

______

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Mr. Black owns all of the Company's Preferred Stock.

DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue Three billion, nine hundred and ninety eight million (3,998,000,000) shares of common stock with a par value of $0.0001 per share (the “Common Stock”) and two million (2,000,000) shares of preferred stock with a par value of $0.00001 per share (the “Preferred Stock").

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

31

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Wyoming corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all mattes submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than fifty-one percent (51%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

Series A Preferred Par or stated value: .00001

Total shares authorized: 500,000 as of date: 08/31/2019

Total shares outstanding: 500,000 as of date: 08/31/2019

Series B Preferred Par or stated value: .00001

Total shares authorized: 1,500,000 as of date: 08/31/2019

Total shares outstanding: 1,500,000 as of date: 08/31/2019

Series A Preferred Stock

There are 500,000 shares of Series A Preferred Stock authorized at $0.00001 par value per share.

CONVERSION RIGHTS. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B Stocks which are issued and outstanding at the time of conversion.

32

a.	Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series B Preferred Stocks issued outstanding at time of conversion}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion]

ISSUANCE: Shares of Preferred Stock may only be issued in exchange for partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt:

n

S Xi = number of shares of Series A Preferred Stock to be issued

i = 1

where X1 + X2 + X3 +... = Xn represent the discrete notes and other obligations owed the lender (holder), which are being retired.

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

VOTING RIGHTS.

a.	If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of:
i)	the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus
ii)	the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of voting.

b.	Each individual share of Series A Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B Preferred Stocks issued and outstanding at time of voting}]

33

SERIES B PREFERRED STOCK

DESIGNATION AND NUMBER OF SHARES.    1,500,000 shares of Series B Preferred Stock, par value $0.00001 per share (the "Preferred Stock"), are authorized (the "Series B Preferred Stock" or "Series B Preferred Shares").

DIVIDENDS.  The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

LIQUIDATION RIGHTS.   Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

CONVERSION AND ANTI-DILUTION. Each share of Series B Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.0001 per share (the "Common Stock") equal to the price of the Series B Preferred Stock as stated in 11.6 of the Bylaws, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example, assuming a $2 price per share of Series B Preferred Stock, and a par value of $0.001 per share for Common Stock, each share of Series B Preferred Stock would be convertible into 2,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

(a)	Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable.

Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

34

(b)	The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

(c)	Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 11.4(a) prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

VOTING RIGHTS.    Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

PRICE.

(a)	The initial price of each share of Series B Preferred Stock shall be $2.50.
(b)	The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

LOCK-UP RESTRICTIONS ON CONVERSION.    Shares of Series B Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

35

SECURITIES OFFERED

______

Current Offering

Cann American Corp. (“Cann American Corp.,” “We,” or the “Company”) is offering up to $3,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Island Stock Transfer Phone: 727-289-0010 Email: info@islandstocktransfer.com, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, website www.islandstocktransfer.com

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Property

The issuer utilizes 1,000 sq. ft. of space located at 320 Santana Dr. #C Cloverdale, CA 95425 at no cost to the issuer.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

36

Canamed4Pets, Inc.

FINANCIAL STATEMENTS

F-1

CANAMED4PETS, INC.

Condensed Consolidated Unaudited Financial Statements
Balance Sheet

	Notes	As of August 31, 2019	As of February 28, 2019
ASSETS
Current Assets
Cash and Cash Equivalents	2	$19	$1,806
Accounts Receivable	2	–	–
Other Current Assets	5	–	–
Total Current Assets		19	1,806

Fixed Assets
Furniture and Equipment	6	12,000	12,000
Intangible Assets	7	–	–
Accumulated depreciation and amortization		(6,660)	(4,662)
Goodwill	7	235,738	185,738
Total Assets		$241,097	$194,882

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts Payable, trade		$8,660	$2,871
Accrued expenses and other current liabilities		–	–
Short-term or current loans and notes payable	8	–	200,000
Total Current Liabilities		8,660	202,871
Long-term debt	8	–	–
Total Liabilities		8,660	202,871

Stockholders’ Equity (Deficit)
Preferred stock series A: par value $0.00001, 500,000 authorized and 500,000 issued and outstanding at August 31, 2019 and February 28, 2019	9	5	5
Preferred stock series B: par value $0.00001, 1,500,000 authorized and 1,500,000 and 500,000 issued and outstanding at August 31, 2019 and February 28, 2019 respectively	9	15	5
Common stock: par value $0.0001, 3,998,000,000 authorized and 1,657,991,381 and 8,981,888,621 issued and outstanding as at August 31, 2019 and February 28, 2019 respectively	9	899,189	898,189
Additional Paid-in Capital		4,203,532	3,954,542
Accumulated surplus (deficit)		(4,870,304)	(4,860,730)
Total Stockholders’ Equity (Deficit)		232,437	(7,989)
Total Liabilities and Stockholders’ Equity (Deficit)		$241,097	194,882

See accompanying notes to these condensed consolidated unaudited financial statements.

F-2

CANAMED4PETS, INC.

Condensed Consolidated Unaudited Financial Statements
Statement of Operations

	Three Months Ending August 31,		Six Months Ending August 31,
	2019	2018	2019	2018
Revenue	$8,090	$33,246	$18,870	$74,795
Cost of Goods Sold	6,318	9,232	11,620	22,165
Gross Profit	1,772	24,014	7,250	52,629

Operating Expenses
Selling, general & administration costs	3,977	23,862	14,826	56,566
Depreciation and amortization	999	999	1,998	1,998
Total Operating Expenses	4,976	24,861	16,824	58,564

Income (loss) from operations	(3,204)	(847)	(9,574)	(5,935)

Other Income (Expenses)
Financing costs	–	–	–	–
Other income (expense)	–	–	–	–

Income (loss) before income taxes	(3,204)	(847)	(9,574)	(5,935)

Provision for income taxes	–	–	–	–

Net Income (Loss)	$(3,204)	(847)	(9,574)	(5,935)

Net Income (Loss) Per Share	$(0.00)	(0.00)	(0.00)	(0.00)

Weighted average shares outstanding	3,732,941,386	8,981,888,621	5,314,940,001	8,981,888,621

See accompanying notes to these condensed consolidated unaudited financial statements.

F-3

CANAMED4PETS, INC.

Condensed Consolidated Unaudited Financial Statements
Statement of Changes in Stockholders' Equity

	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance b/f as at March 1, 2018	$10	$898,189	$3,954,542	$(4,853,242)	$(501)

Net loss for year ended February 28, 2019	–	–	–	(7,488)	(7,488)

Balance b/f as at March 1, 2019	$10	$898,189	$3,954,542	$(4,860,730)	$(7,989)

Shares issued for acquisition	10	1,000	248,990	–	250,000

Net income for period ending Aug, 31 2019	–	–	–	(9,574)	(9,574)

Balance c/f as at Aug 31, 2019	$20	$899,189	$4,203,532	$(4,870,304)	$232,437

See accompanying notes to these condensed consolidated unaudited financial statements.

F-4

CANAMED4PETS, INC.

Condensed Consolidated Unaudited Financial Statements
Statement of Cash Flow

	Period Ending August 31,
	2019	2018
Cash Flows Used in Operating Activities
Net income (loss)	$(9,574)	$(5,935)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,998	1,998
Non-cash items	–	–
Financing costs	–	–
Changes in operating assets and liabilities
Accounts receivable (long-term and short-term)	–	–
Accounts payable and other current liabilities	5,789	1,687
Other current assets	–	–
Net Cash Provided By (Used In) Operating Activities	(1,787)	(2,250)

Cash Flows From Investing Activities
(Purchase) sale of intangible assets	–	–
(Purchase) sale of tangible assets	–	–
Cash acquired through acquisition of subsidiary	–	–
Net Cash Provided By (Used In) Investing Activities

Cash Flows From Financing Activities
Proceeds from issuance of equity	–	–
Proceeds from (repayment of) debt instruments	–	–
Short-term line of credit	–	–
Payment of related-party debt	–	–
Financing costs	–
Net Cash Provided By (Used In) Financing Activities	–	–

Exchange rate Movements	–	–
Net Increase (Decrease) In Cash	(1,787)	(2,250)
Cash at beginning of period	1,806	2,427
Cash at end of period	$19	$177

Supplemental Disclosures
Conversion of debt to common or preferred stock	$250,000	$–
Interest paid	$–	$–
Income taxes paid	$–	$–

See accompanying notes to these condensed consolidated unaudited financial statements.

F-5

CANAMED4PETS, INC.

Condensed Consolidated Unaudited Financial Statements
Notes For the Three Months Ending August 31, 2019

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

The accompanying consolidated financial statements include Canamed4Pets, Inc., a Wyoming corporation formerly known as Bioflamex Corp (‘CNNA’ or the ‘Company’), its wholly-owned subsidiaries and any majority controlling interests.

The Company is focused on consulting, infrastructure development, product marketing and strategic acquisitions within the legal cannabis and hemp industries.

The company generated revenue of $8,090 for the period ending August 31, 2019. Revenue was derived from consulting and an infrastructure development project.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared for Canamed4Pets, Inc. in accordance with accounting principles generally accepted in the United States of America (US GAAP).

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included. The financial statements include acquired subsidiaries, as discussed below, and include all consolidation entries required to include those subsidiaries.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the Balance Sheet and Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company had no cash equivalents as of August 31, 2019 or February 28, 2019.

Income Taxes

Income taxes are provided in accordance with the FASB Accounting Standards (ASC 740), Accounting for Income Tax. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Any deferred tax expense (benefit) resulting from the net change during the year is shown as deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-6

Basic and Diluted Net Income (Loss) Per Share

Net income (loss) per unit is calculated in accordance with Codification topic 260, “Earnings per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common membership units outstanding. Diluted loss per share has not been presented because the shares of common stock equivalents have not been included in the per share calculations as such inclusion would be anti-dilutive. Diluted earnings per share is based on the assumption that all dilutive stock options, warrants and convertible debt are converted or exercised applying the treasury stock method. Under this method, options, warrants and convertible debt are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase shares of common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect during periods of net profit only when the average market price of the units during the period exceeds the exercise or conversion price of the items.

Stock Based Compensation

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees. The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted the codification upon creation of the Company and will expense share-based costs in the period incurred. The Company has not yet adopted a stock option plan and all share-based transactions and share based compensation has been expensed in accordance with the codification guidance.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments when it has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying shares of common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares of common stock based upon the differences between the fair value of the underlying shares at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event not within the entity’s control could require net cash settlement, then the contract shall be classified as an asset or a liability.

F-7

Fair Value of Financial Instruments

We adopted the guidance of ASC-820 for fair value instruments, which clarifies the definition of fair value, prescribes methods for determining fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value, as follows:

Level 1	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2	Inputs are quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts for cash, accounts receivable, accounts payable and accrued expenses, and loans payable approximate their fair value based on the short-term maturity of these instruments. We did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We did not elect to apply the fair value option to any outstanding instruments.

Derivative Liabilities

Derivative financial instruments consist of convertible instruments and rights to shares of the Company’s common membership units. The Company assessed that it had no derivative financial instruments as of August 31, 2019 or February 28, 2019.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirement of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

F-8

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.

The Company has a limited operating history and had a cumulative net loss from inception to August 31, 2019 of $4,870,304. The Company has a working capital deficit of $8,641 as at August 31, 2019.

These financial statements for the period ending have been prepared assuming the Company will continue as a going concern, which is dependent upon the Company’s ability to generate future profits and/or obtain necessary financing to meet its obligations as they come due.

The management has committed to a growth plan for the Company. The Company’s future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses. Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

NOTE 4. ACQUISITIONS AND DISPOSALS

On January 1, 2018, pursuant to an executed acquisition agreement, the Company acquired all outstanding membership interests in Cann American Holdings, LLC, a California limited liability company that operates as a hemp and cannabis industry development and consulting business. The consideration for the business was $200,000 in total, with this purchase price paid through the issuance of a promissory note to the seller. This promissory note is due for redemption in cash by January 1, 2020. No interest will be charged on this promissory note during its term.

The purchase price allocation for the acquisition was as follows:

Cann American Holdings, LLC	Allocation
Cash on hand	$2,262
Current assets	–
Fixed assets	12,000
Current liabilities	–
Goodwill	185,738

Total	$200,000

The assets and liabilities acquired totaled $14,262, with the balance of the purchase price of $185,738 allocated to Goodwill.

On August 21, 2019, the Company entered into a plan of merger with its subsidiary, Cann American Holdings, LLC, with the result that these assets shall be held directly by the parent entity, Cann American Corp, upon FINRA approval.

On May 15, 2019, the Company entered into an agreement with Patrick King to purchase a 100% interest in Cannequipt, LLC, formerly a California limited liability company, now a Wyoming company, formerly in the business of equipment rental. The purchase price was $50,000, paid as 10,000,000 shares of common stock at $0.005 per share on August 1, 2019.

F-9

The purchase price allocation for the acquisition was as follows:

Cannequipt, LLC	Allocation
Cash on hand	$–
Current assets	–
Fixed assets	–
Current liabilities	–
Goodwill	50,000

Total	$50,000

There were no tangible assets or liabilities acquired, with the entire purchase price of $50,000 allocated to Goodwill.

NOTE 5. OTHER CURRENT ASSETS

There were no other current assets as at August 31, 2019 and February 28, 2019.

NOTE 6. FIXED ASSETS

Through the acquisition of Cann American Holdings LLC, the Company holds fixed assets with values at August 31, 2019 and February 28, 2019 as follows:

Asset	Useful Life (years)	August 31, 2019	February 28, 2019
Furniture and equipment	3	$12,000	$12,000
Accumulated depreciation		(6,660)	(4,662)

Total		$5,340	$7,338

During the period ending August 31, 2019, a total of $1,998 was charged to the Statement of Operations for depreciation.

NOTE 7. INTANGIBLE ASSETS

The Company acquired Cann American Holdings, LLC on January 1, 2018 (see note 4), with the transaction including Goodwill valued at $185,738, and Cannequipt, LLC on August 1, 2019, with the transaction including Goodwill valued at $50,000.

Goodwill values at August 31, 2019 and February 28, 2019 are as follows:

Asset	Description	August 31, 2019	February 28, 2019
Goodwill	Cann American Holdings, LLC	$185,738	$185,738
Goodwill	Cannequipt, LLC	50,000	–

Totals		$235,738	$185,738

F-10

Goodwill is not amortized, but will be tested on an annual basis for impairment and the value of the goodwill written down accordingly if the value is below the carrying value in the financial statements.

There was no impairment test carried out during the period ending August 31, 2019.

NOTE 8. LOANS AND NOTES PAYABLE

The Company had notes and loans payable as at August 31, 2019 and February 28, 2019 totaling nil and $200,000, as follows:

Description	Date of Loan Note	August 31, 2019	February 28, 2019
Note payable for acquisition of Cann American Holding LLC, no interest and a 2 year term.	1/1/2018	$–	$200,000

Total		$–	$200,000

Long-term total		$–	$–

Short-term total		$–	$200,000

Loans and Notes Amortization	Amount Due
Due within 12 months	$–
Due within 24 months	–
Due within 36 months	–
Due within 48 months	–
Due after 48 months	–

Total	$–

The loan note outstanding for the acquisition of Cann American Holdings, LLC was repaid through the issuance of 500,000 shares of Series A Preferred Shares and 1,500,000 Series B Preferred Shares on August 21, 2019, with all Preferred Shares issued at a valuation of $0.10 per share.

NOTE 9. CAPITAL STOCK

As at August 31, 2019 and February 28, 2019 respectively, the Company was authorized to issue preferred stock in two different classes, A and B, and common stock, all as detailed below.

F-11

Preferred Stock

At August 31, 2019 the Company had authorized preferred stock in two designations totaling 2,000,000:

Preferred Stock Series A	The Company is authorized to issue 500,000 shares of Series A, with a par value of $0.00001 per share. As at March 1, 2018, the Company had 500,000 shares of Series A preferred stock issued and outstanding.

On June 21, 2019, these shares were returned to the Company's treasury by the previous holder.

On August 21, 2019, all 500,000 shares were issued to Jason Black as part payment of the loan note outstanding in connection with the acquisition of Cann American Holdings, LLC. The payment ascribed to the issuance of these shares was $50,000 against the outstanding loan note totaling $200,000, or $0.10 per share of Series A Preferred Stock.

Preferred Stock Series B	The Company is authorized to issue 1,500,000 shares of Series B, with a par value of $0.00001 per share. As at March 1, 2018, the Company had 500,000 share of Series B preferred stock issued and outstanding.

On June 21, 2019, these shares were returned to the Company's treasury by the previous holder,

On August 21, 2019, the 500,000 shares of Series B Preferred Stock returned to treasury were issued to Jason Black as part payment of the loan note outstanding in connection with the acquisition of Cann American Holdings, LLC. The payment ascribed to the issuance of these shares was $50,000 against the outstanding loan note totaling $200,000, or $0.10 per share of Series B Preferred Stock.

Also on August 21, 2019, the 1,000,000 shares of Series B Preferred Stock not previously issued were issued to Jason Black as the final payment of the loan note outstanding in connection with the acquisition of Cann American Holdings, LLC. The payment ascribed to the issuance of these shares was $100,000 against the outstanding loan note totaling $200,000, or $0.10 per share of Series B Preferred Stock.

As a result of the issuances of both Series A and Series B Preferred Shares, there was a change of control in favor of the holder of these Preferred Shares, Jason Black. All issuances of preferred stock on August 21, 2019 were as a result of a Special Meeting of the Board of Directors held on that date, at which meeting the issuance of the Preferred Stock was ratified.

As at August 31, 2019, the Company had a total of 2,000,000 shares of preferred stock issued and outstanding.

F-12

Common Stock

At August 14, 2019, the Company reduced the common stock it is authorized to issue from 9,000,000,000 to 3,998,000,000 shares of common stock with a par value of $0.0001 per share.

As at March 1, 2017, the Company had 8,981,888,621 shares of common stock issued and outstanding.

On August 1, 2019, the Company issued 10,000,000 shares of common stock at a price of $0.005 per share, or a total of $50,000, to effect the acquisition of a 100% interest in Cannequipt, LLC.

On May 06, 2019, the Company permanently cancelled 3,173,897,240 shares of common stock, taking the total outstanding to 5,817,891,381 shares.

On June 21, 2019, the Company permanently cancelled of 4,160,000,000 shares of common stock, taking the total outstanding to 1,657,991,381 shares.

As at August 31, 2019, the Company had 1,657,991,381 shares of common stock issued and outstanding.

NOTE 10. STOCK OPTIONS AND WARRANTS

The Company did not have any stock options or warrants outstanding as at August 31, 2019 and February 28, 2019.

NOTE 11. INCOME TAXES

The Company has made significant losses since inception and has a carry forward tax loss balance of several million dollars. The Company believes that no income tax is due to be paid by either the parent company or any of its subsidiaries as at the date of these financial statements. A full reconciliation of the Company's tax position will be conducted in due course.

NOTE 12. COMMITMENTS AND CONTINGENCIES

The Company believes that there are no commitments or contingencies to be disclosed as at August 31, 2019.

NOTE 13. SUBSEQUENT EVENTS

At the date of filing of this report, the Company is still awaiting final FINRA approval on its change of name from Canamed4Pets, Inc. to Cann American Corp, in conjunction with the merger entered on August 21, 2019.

F-13

Canamed4Pets, Inc.

Condensed Consolidated Unaudited Financial Statements

Balance Sheet

	Notes	As at May 31, 2019	As at February 28, 2019
ASSETS
Current Assets
Cash and Cash Equivalents	2	$135	$1,806
Accounts Receivable	2	–	–
Other Current Assets	5	–	–
Total Current Assets		135	1,806

Fixed Assets
Furniture and Equipment	6	12,000	12,000
Intangible Assets	7	–	–
Accumulated depreciation and amortization		(5,661)	(4,662)
Goodwill	7	235,738	185,738
Total Assets		$242,212	$194,882

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts Payable, trade		$6,572	$2,871
Accrued expenses and other current liabilities		–	–
Short-term or current loans and notes payable	8	200,000	200,000
Total Current Liabilities		206,572	202,871
Long-term debt	8	–	–
Total Liabilities		206,572	202,871

Stockholders’ Equity (Deficit)
Preferred stock:
Preferred stock series A: par value $0.00001, 500,000 authorized and 500,000 issued and outstanding at May 31, 2019 and February 28, 2019	9	5	5
Preferred stock series B: par value $0.00001, 1,500,000 authorized and 1,500,000 and 500,000 issued and outstanding at May 31, 2019 and February 28, 2019 respectively	9	5	5
Common stock: par value $0.0001, 3,998,000,000 authorized and 1,657,991,381 and 8,981,888,621 issued and outstanding as at August 31, 2019 and February 28, 2019 respectively	9	899,189	898,189
Additional Paid-in Capital		4,003,542	3,954,542
Accumulated surplus (deficit)		(4,867,100)	(4,860,730)
Total Stockholders’ Equity (Deficit)		35,641	(7,989)
Total Liabilities and Stockholders’ Equity (Deficit)		$242,213	194,882

See accompanying notes to these condensed consolidated unaudited financial statements.

F-14

Canamed4Pets, Inc.

Condensed Consolidated Unaudited Financial Statements

Statements of Operations

	Period Ending May 31,
	2019	2018
Revenue	$10,780	$41,549
Cost of Goods Sold	5,302	12,933
Gross Profit	5,478	28,615

Operating Expenses
Selling, general & administration costs	10,849	32,704
Depreciation and amortization	999	999
Total Operating Expenses	11,848	33,703

Income (loss) from operations	(6,370)	(5,088)

Other Income (Expenses)
Financing costs	–	–
Other income (expense)	–	–

Income (loss) before income taxes	(6,370)	(5,088)

Provision for income taxes	–	–

Net Income (Loss)	$(6,370)	(5,088)

Net Income (Loss) Per Share	$(0.00)	(0.00)

Weighted average shares outstanding	7,399,940,001	8,981,888,621

See accompanying notes to these condensed consolidated unaudited financial statements.

F-15

CANAMED4PETS, INC.

Condensed Consolidated Unaudited Financial Statements
Statement of Changes in Stockholders' Equity

	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance b/f as at March 1, 2018	$10	$898,189	$3,954,542	$(4,853,242)	$(501)

Net loss for year ended February 28, 2019	–	–	–	(7,488)	(7,488)

Balance b/f as at March 1, 2019	$10	$898,189	$3,954,542	$(4,860,730)	$(7,989)

Shares issued for acquisition	–	1,000	49,000	–	50,000

Net income for period ending May 31, 2019	–	–	–	(6,370)	(6,370)

Balance c/f as at May 31, 2019	$10	$899,189	$4,003,542	$(4,867,100)	$35,641

See accompanying notes to these condensed consolidated unaudited financial statements.

F-16

Canamed4Pets, Inc.

Condensed Consolidated Unaudited Financial Statements

Statements of Cash Flows

Period Ending May 31,
	2019	2018
Cash Flows Used in Operating Activities
Net income (loss)	$(6,370)	$(5,088)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	999	999
Non-cash items	–	–
Financing costs	–	–
Changes in operating assets and liabilities
Accounts receivable (long-term and short-term)	–	–
Accounts payable and other current liabilities	3,701	3,000
Other current assets	–	–
Net Cash Provided By (Used In) Operating Activities	(1,670)	(1,089)

Cash Flows From Investing Activities
(Purchase) sale of intangible assets	–	–
(Purchase) sale of tangible assets	–	–
Cash acquired through acquisition of subsidiary	–	–
Net Cash Provided By (Used In) Investing Activities

Cash Flows From Financing Activities
Proceeds from issuance of equity	–	–
Proceeds from (repayment of) debt instruments	–	–
Short-term line of credit	–	–
Payment of related-party debt	–	–
Financing costs	–
Net Cash Provided By (Used In) Financing Activities	–	–

Exchange rate Movements	–	–
Net Increase (Decrease) In Cash	(1,680)	(1,089)
Cash at beginning of period	1,806	2,427
Cash at end of period	$135	$1,338

Supplemental Disclosures
Conversion of debt to common or preferred stock	$–	$–
Interest paid	$–	$–
Income taxes paid	$–	$–

See accompanying notes to these condensed consolidated unaudited financial statements.

F-17

CANAMED4PETS, INC.

Condensed Consolidated Unaudited Financial Statements

Notes for the Three Months Ending May 31, 2019

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

The accompanying consolidated financial statements include Canamed4Pets, Inc., a Wyoming corporation formerly known as Bioflamex Corp ('CNNA' or the 'Company'), its wholly-owned subsidiaries and any majority controlling interests.

The Company is focused on consulting, infrastructure development, product marketing and strategic acquisitions within the legal cannabis and hemp industries.

The company generated revenue of $10,780 for the period ending May 31, 2019. Revenue was derived from consulting and an infrastructure development project.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared for Canamed4Pets, Inc. in accordance with accounting principles generally accepted in the United States of America (US GAAP).

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included. The financial statements include acquired subsidiaries, as discussed below, and include all consolidation entries required to include those subsidiaries.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the Balance Sheet and Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company had no cash equivalents as of May 31, 2019 or February 28, 2019.

Income Taxes

Income taxes are provided in accordance with the FASB Accounting Standards (ASC 740), Accounting for Income Tax. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Any deferred tax expense (benefit) resulting from the net change during the year is shown as deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Income (Loss) Per Share

Net income (loss) per unit is calculated in accordance with Codification topic 260, “Earnings per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common membership units outstanding. Diluted loss per share has not been presented because the shares of common stock equivalents have not been included in the per share calculations as such inclusion would be anti-dilutive. Diluted earnings per share is based on the assumption that all dilutive stock options, warrants and convertible debt are converted or exercised applying the treasury stock method. Under this method, options, warrants and convertible debt are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase shares of common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect during periods of net profit only when the average market price of the units during the period exceeds the exercise or conversion price of the items.

F-18

Stock Based Compensation

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees. The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted the codification upon creation of the Company and will expense share-based costs in the period incurred. The Company has not yet adopted a stock option plan and all share-based transactions and share based compensation has been expensed in accordance with the codification guidance.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments when it has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying shares of common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares of common stock based upon the differences between the fair value of the underlying shares at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event not within the entity’s control could require net cash settlement, then the contract shall be classified as an asset or a liability.

Fair Value of Financial Instruments

We adopted the guidance of ASC-820 for fair value instruments, which clarifies the definition of fair value, prescribes methods for determining fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value, as follows:

Level 1	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2	Inputs are quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts for cash, accounts receivable, accounts payable and accrued expenses, and loans payable approximate their fair value based on the short-term maturity of these instruments. We did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with the accounting guidance.

F-19

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We did not elect to apply the fair value option to any outstanding instruments.

Derivative Liabilities

Derivative financial instruments consist of convertible instruments and rights to shares of the Company's common membership units. The Company assessed that it had no derivative financial instruments as of May 31, 2019 or February 28, 2019.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirement of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.

The Company has a limited operating history and had a cumulative net loss from inception to May 31, 2019 of $4,867,100. The Company has a working capital deficit of $206,436 as at May 31, 2019.

These financial statements for the period ending have been prepared assuming the Company will continue as a going concern, which is dependent upon the Company’s ability to generate future profits and/or obtain necessary financing to meet its obligations as they come due.

The management has committed to a growth plan for the Company. The Company’s future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses. Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

F-20

NOTE 4. ACQUISITIONS AND DISPOSALS

On January 1, 2018, pursuant to an executed acquisition agreement, the Company acquired all outstanding membership interests in Cann American Holdings, LLC, a California limited liability company that operates as a hemp and cannabis industry development and consulting business. The consideration for the business was $200,000 in total, with this purchase price paid through the issuance of a promissory note to the seller. This promissory note is due for redemption in cash by January 1, 2020. No interest will be charged on this promissory note during its term.

The purchase price allocation for the acquisition was as follows:

Cann American Holdings, LLC	Allocation
Cash on hand	$2,262
Current assets	–
Fixed assets	12,000
Current liabilities	–
Goodwill	185,738

Total	$200,000

The assets and liabilities acquired totaled $14,262, with the balance of the purchase price of $185,738 allocated to Goodwill.

On May 15, 2019, the Company entered into an agreement with Patrick King to purchase a 100% interest in Cannequipt, LLC, formerly a California limited liability company, in the business of equipment rental.

Cannequipt, LLC	Allocation
Cash on hand	$–
Current assets	–
Fixed assets	–
Current liabilities	–
Goodwill	50,000

Total	$50,000

There were no tangible assets or liabilities acquired, with the entire purchase price of $50,000 allocated to Goodwill.

NOTE 5. OTHER CURRENT ASSETS

There were no other current assets as at May 31, 2019 and February 28, 2019.

F-21

NOTE 6. FIXED ASSETS

Through the acquisition of Cann American Holdings LLC, the Company holds fixed assets with values at May 31, 2019 and February 28, 2019 as follows:

Asset	Useful Life (years)	May 31, 2019	February 28, 2019
Furniture and equipment	3	$12,000	$12,000
Accumulated depreciation		(5,661)	(4,662)

Total		$6,339	$7,338

During the period ending May 31, 2019, a total of $999 was charged to the Statement of Operations for depreciation.

NOTE 7. INTANGIBLE ASSETS

The Company acquired Cann American Holdings, LLC on January 1, 2018 (see note 4), with the transaction including Goodwill valued at $185,738, and Cannequipt, LLC on May 15, 2019, with the transaction including Goodwill valued at $50,000. Goodwill values at May 31, 2019 and February 28, 2019 are as follows:

Asset	Description	May 31, 2019	February 28, 2019
Goodwill	Cann American Holdings, LLC	$185,738	$185,738
Goodwill	Cannequipt, LLC	50,000	–

Totals		$235,738	$185,738

Goodwill is not amortized, but will be tested on an annual basis for impairment and the value of the goodwill written down accordingly if the value is below the carrying value in the financial statements.

There was no impairment test carried out during the period ending May 31, 2019.

NOTE 8. LOANS AND NOTES PAYABLE

The Company had notes and loans payable as at May 31, 2019 totaling $200,000, as follows:

Description	Date of Loan Note	May 31, 2019	February 28, 2019
Note payable for acquisition of Cann American Holding LLC, no interest and a 2 year term.	1/1/2018	$200,000	$200,000

Total		$200,000	$200,000

Long-term total		$–	$–

Short-term total		$200,000	$200,000

Loans and Notes Amortization	Amount Due
Due within 12 months	$200,000
Due within 24 months	–
Due within 36 months	–
Due within 48 months	–
Due after 48 months	–

Total	$200,000

F-22

NOTE 9. CAPITAL STOCK

As at May 31, 2019 and February 28, 2019 respectively, the Company was authorized to issue preferred stock in two different classes, A and B, and common stock, all as detailed below.

Preferred Stock

At May 31, 2019 the Company had authorized preferred stock in two designations totaling 2,000,000:

Preferred Stock Series A	The Company is authorized to issue 500,000 shares of Series A, with a par value of $0.00001 per share. As at March 1, 2018, the Company had 500,000 shares of Series A preferred stock issued and outstanding. No issuances or redemptions have taken place since this date.

Preferred Stock Series B	The Company is authorized to issue 1,500,000 shares of Series B, with a par value of $0.00001 per share. As at March 1, 2018, the Company had 500,000 share of Series B preferred stock issued and outstanding. No issuances or redemptions have taken place since this date.

As at May 31, 2019, the Company had a total of 1,000,000 shares of preferred stock issued and outstanding.

Common Stock

At May 31, 2019, the Company is authorized to issue 9,000,000,000 shares of common stock with a par value of $0.0001 per share.

As at March 1, 2018, the Company had 8,981,888,621 shares of common stock issued and outstanding.

On June 11, 2019, the Company announced that, prior to the end of of the period ending May 31, 2019, it had permanently cancelled 3,173,897,240 shares of common stock, taking the total outstanding to 5,807,991,381 shares.

As at May 31, 2019, the Company had 5,807,991,381 shares of common stock issued and outstanding.

NOTE 10. STOCK OPTIONS AND WARRANTS

The Company did not have any stock options or warrants outstanding as at May 31, 2019 and February 28, 2019.

NOTE 11. INCOME TAXES

The Company has made significant losses since inception and has a carry forward tax loss balance of several million dollars. The Company believes that no income tax is due to be paid by either the parent company or any of its subsidiaries as at the date of these financial statements. A full reconciliation of the Company's tax position will be conducted in due course.

NOTE 12. COMMITMENTS AND CONTINGENCIES

The Company believes that there are no commitments or contingencies to be disclosed as at May 31, 2019.

NOTE 13. SUBSEQUENT EVENTS

On June 21, 2019 Kristian Schiorring cancelled 4,160,000,000 shares.

On June 21, 2019 Kristian Schirorring returned 250,000 Preferred A shares to the Company. On June 21, 2019 Henrik Dahlerup returned 250,000 Preferred A shares to the Company.

On June 21, 2019 Kristian Schiorring returned 250,000 Preferred B shares to the Company. On June 21, 2019 Henrik Dahlerup returned 250,000 Preferred B shares to the Company.

On August 1, 2019 the Company issued 10,000,000 shares of common stock to Patrick King in consideration of the acquisition of Cannequipt LLC.

F-23

Canamed4Pets, Inc.

Condensed Consolidated Unaudited Financial Statements

Balance Sheet

	Notes	As at February 28, 2019	As at February 28, 2018
ASSETS
Current Assets
Cash and Cash Equivalents	2	$1,806	$2,427
Accounts Receivable	2	–	–
Other Current Assets	5	–	–
Total Current Assets		1,806	2,427

Fixed Assets
Furniture and Equipment	6	12,000	12,000
Intangible Assets	7	–	–
Accumulated depreciation and amortization		(4,662)	(666)
Goodwill	7	185,738	185,738
Total Assets		$194,882	$199,499

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts Payable, trade		$2,871	$–
Accrued expenses and other current liabilities		–	–
Short-term or current loans and notes payable	8	200,000	–
Total Current Liabilities		202,871	–
Long-term debt	8	–	200,000
Total Liabilities		202,871	200,000

Stockholders’ Equity (Deficit)
Preferred stock:
Preferred stock series A: par value $0.00001, 500,000 authorized and 500,000 issued and outstanding at February 28, 2019 and February 28, 2018	9	5	5
Preferred stock series B: par value $0.00001, 1,500,000 authorized and 500,000 and 500,000 issued and outstanding at February 28, 2019 and February 28, 2018	9	5	5
Common stock: par value $0.0001, 9,000,000,000 authorized and 1,657,991,381 and 8,981,888,621 issued and outstanding as at August 31, 2019 and February 28, 2019 respectively	9	898,189	898,189
Additional Paid-in Capital		3,954,542	3,954,542
Accumulated surplus (deficit)		(4,860,730)	(4,853,242)
Total Stockholders’ Equity (Deficit)		(7,989)	(501)
Total Liabilities and Stockholders’ Equity (Deficit)		$194,882	199,499

See accompanying notes to these condensed consolidated unaudited financial statements.

F-24

Canamed4Pets, Inc.

Condensed Consolidated Unaudited Financial Statements

Statements of Operations

	Year Ending February 28,
	2019	2018
Revenue	$116,650	$25,622
Cost of Goods Sold	29,129	5,528
Gross Profit	87,521	20,094

Operating Expenses
Selling, general & administration costs	91,013	19,929
Depreciation and amortization	3,996	666
Total Operating Expenses	95,009	20,595

Income (loss) from operations	(7,488)	(501)

Other Income (Expenses)
Financing costs	–	–
Other income (expense)	–	–

Income (loss) before income taxes	(7,488)	(501)

Provision for income taxes	–	–

Net Income (Loss)	$(7,488)	(501)

Net Income (Loss) Per Share	$(0.00)	(0.00)

Weighted average shares outstanding	8,981,888,621	8,981,888,621

See accompanying notes to these condensed consolidated unaudited financial statements.

F-25

Canamed4Pets, Inc.

Condensed Consolidated Unaudited Financial Statements

Statement of Changes in Stockholders’ Equity

	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance b/f as at March 1, 2017	$10	$898,189	$3,954,542	$(4,852,741)	$–

Shares issued for debt conversion	–	–	–	–	–

Net loss for year ended February 28, 2018	–	–	–	(501)	(501)

Balance b/f as at March 1, 2018	$10	$898,189	$3,954,542	$(4,853,242)	$(501)

Net income for period ending Feb 28, 2019	–	–	–	(7,488)	(7,488)

Balance c/f as at Feb 28, 2019	$10	$899,189	$3,954,542	$(4,860,730)	$(7,989)

See accompanying notes to these condensed consolidated unaudited financial statements.

F-26

Canamed4Pets, Inc.

Condensed Consolidated Unaudited Financial Statements

Statements of Cash Flows

	Year Ending February 28,
	2019	2018
Cash Flows Used in Operating Activities
Net income (loss)	$(7,488)	$(501)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,996	666
Non-cash items	–	–
Financing costs	–	–
Changes in operating assets and liabilities
Accounts receivable (long-term and short-term)	–	–
Accounts payable and other current liabilities	2,871	–
Other current assets	–	–
Net Cash Provided By (Used In) Operating Activities	(621)	165

Cash Flows From Investing Activities
(Purchase) sale of intangible assets	–	(185,738)
(Purchase) sale of tangible assets	–	(12,000)
Cash acquired through acquisition of subsidiary	–	(2,262)
Net Cash Provided By (Used In) Investing Activities	–	(200,000)

Cash Flows From Financing Activities
Proceeds from issuance of equity	–	–
Proceeds from (repayment of) debt instruments	–	200,000
Short-term line of credit	–	–
Payment of related-party debt	–	–
Financing costs	–
Net Cash Provided By (Used In) Financing Activities	–	200,000

Exchange rate Movements	–	–
Net Increase (Decrease) In Cash	(621)	165
Cash at beginning of period	2,427	2,262
Cash at end of period	$1,806	$2,427

Supplemental Disclosures
Conversion of debt to common or preferred stock	$–	$–
Interest paid	$–	$–
Income taxes paid	$–	$–

See accompanying notes to these condensed consolidated unaudited financial statements.

F-27

CANAMED4PETS, INC.

Condensed Consolidated Unaudited Financial Statements

Notes for the Year Ending February 28, 2019

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

The accompanying consolidated financial statements include Canamed4Pets, Inc., a Wyoming corporation formerly known as Bioflamex Corp ('CNNA' or the 'Company'), its wholly-owned subsidiaries and any majority controlling interests.

The Company is focused on consulting, infrastructure development, product marketing and strategic acquisitions within the legal cannabis and hemp industries.

The company generated revenue of $116,650 and $25,622 for the year end February 28, 2019 and 2018, respectively Revenue was derived from consulting and an infrastructure development project.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared for Canamed4Pets, Inc. in accordance with accounting principles generally accepted in the United States of America (US GAAP).

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included. The financial statements include acquired subsidiaries, as discussed below, and include all consolidation entries required to include those subsidiaries.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the Balance Sheet and Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company had no cash equivalents as of February 28, 2019 or 2018.

Income Taxes

Income taxes are provided in accordance with the FASB Accounting Standards (ASC 740), Accounting for Income Tax. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Any deferred tax expense (benefit) resulting from the net change during the year is shown as deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Income (Loss) Per Share

Net income (loss) per unit is calculated in accordance with Codification topic 260, “Earnings per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common membership units outstanding. Diluted loss per share has not been presented because the shares of common stock equivalents have not been included in the per share calculations as such inclusion would be anti-dilutive. Diluted earnings per share is based on the assumption that all dilutive stock options, warrants and convertible debt are converted or exercised applying the treasury stock method. Under this method, options, warrants and convertible debt are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase shares of common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect during periods of net profit only when the average market price of the units during the period exceeds the exercise or conversion price of the items.

F-28

Stock Based Compensation

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees. The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted the codification upon creation of the Company and will expense share-based costs in the period incurred. The Company has not yet adopted a stock option plan and all share-based transactions and share based compensation has been expensed in accordance with the codification guidance.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments when it has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying shares of common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares of common stock based upon the differences between the fair value of the underlying shares at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event not within the entity’s control could require net cash settlement, then the contract shall be classified as an asset or a liability.

Fair Value of Financial Instruments

We adopted the guidance of ASC-820 for fair value instruments, which clarifies the definition of fair value, prescribes methods for determining fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value, as follows:

Level 1	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2	Inputs are quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts for cash, accounts receivable, accounts payable and accrued expenses, and loans payable approximate their fair value based on the short-term maturity of these instruments. We did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with the accounting guidance.

F-29

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We did not elect to apply the fair value option to any outstanding instruments.

Derivative Liabilities

Derivative financial instruments consist of convertible instruments and rights to shares of the Company's common membership units. The Company assessed that it had no derivative financial instruments as of February 28, 2019 and 2018.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirement of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.

The Company has a limited operating history and had a cumulative net loss from inception to February 28, 2019 of $4,860,730. The Company has a working capital deficit of $201,065 as at February 28, 2019.

These financial statements for the year ending have been prepared assuming the Company will continue as a going concern, which is dependent upon the Company’s ability to generate future profits and/or obtain necessary financing to meet its obligations as they come due.

The management has committed to a growth plan for the Company. The Company’s future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses. Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

F-30

NOTE 4. ACQUISITIONS AND DISPOSALS

On January 1, 2018, pursuant to an executed acquisition agreement, the Company acquired all outstanding membership interests in Cann American Holdings, LLC, a California limited liability company that operates as a hemp and cannabis industry development and consulting business. The consideration for the business was $200,000 in total, with this purchase price paid through the issuance of a promissory note to the seller. This promissory note is due for redemption in cash by January 1, 2020. No interest will be charged on this promissory note during its term.

The purchase price allocation for the acquisition was as follows:

Subsidiary	Allocation
Cash on hand	$2,262
Current assets	–
Fixed assets	12,000
Current liabilities	–
Goodwill	185,738

Total	$200,000

The assets and liabilities acquired totaled $14,262, with the balance of the purchase price of $185,738 allocated to Goodwill.

NOTE 5. OTHER CURRENT ASSETS

There were no other current assets as at February 28, 2019 and 2018.

NOTE 6. FIXED ASSETS

Through the acquisition of Cann American Holdings LLC, the Company holds fixed assets with values at February 28, 2019 and 2018 as follows:

Asset	Useful Life (years)	February 28, 2019	February 28, 2018
Furniture and equipment	3	$12,000	$12,000
Accumulated depreciation		(4,662)	(666)

Total		$7,338	$11,334

During the period ending February 28, 2019, a total of $3,996 was charged to the Statement of Operations for depreciation.

NOTE 7. INTANGIBLE ASSETS

The Company acquired Cann American Holdings, LLC on January 1, 2018 (see note 4), with the transaction including Goodwill valued at $185,738. Goodwill values at February 28, 2019 and 2018 are as follows:

Asset	Description	February 28, 2019	February 28, 2018
Goodwill	Cann American Holdings, LLC	$185,738	$185,738

Totals		$185,738	$185,738

Goodwill is not amortized, but will be tested on an annual basis for impairment and the value of the goodwill written down accordingly if the value is below the carrying value in the financial statements.

There was no impairment test carried out during the period ending February 28, 2019.

F-31

NOTE 8. LOANS AND NOTES PAYABLE

Description	Date of Loan Note	February 28, 2019	February 28, 2018
Note payable for acquisition of Cann American Holding LLC, no interest and a 2 year term.	1/1/2018	$200,000	$200,000

Total		$200,000	$200,000

Long-term total		$–	$200,000

Short-term total		$200,000	$–

Loans and Notes Amortization	Amount Due
Due within 12 months	$200,000
Due within 24 months	–
Due within 36 months	–
Due within 48 months	–
Due after 48 months	–

Total	$200,000

NOTE 9. CAPITAL STOCK

As at February 28, 2019 and 2018 respectively, the Company was authorized to issue preferred stock in two different classes, A and B, and common stock, all as detailed below.

Preferred Stock

At February 28, 2019 the Company had authorized preferred stock in two designations totaling 2,000,000:

Preferred Stock Series A	The Company is authorized to issue 500,000 shares of Series A, with a par value of $0.00001 per share. As at March 1, 2017, the Company had 500,000 shares of Series A preferred stock issued and outstanding. No issuances or redemptions have taken place since this date.

Preferred Stock Series B

The Company is authorized to issue 1,500,000 shares of Series B, with a par value of $0.00001 per share. As at March 1, 2017, the Company had 500,000 share of Series B preferred stock issued and outstanding. No issuances or redemptions have taken place since this date.

As at February 28, 2019, the Company had a total of 1,000,000 shares of preferred stock issued and outstanding.

Common Stock

At February 28, 2019, the Company is authorized to issue 9,000,000,000 shares of common stock with a par value of $0.0001 per share.

As at March 1, 2017, the Company had 8,981,888,621 shares of common stock issued and outstanding, and has since made no further issuances.

F-32

NOTE 10. STOCK OPTIONS AND WARRANTS

The Company did not have any stock options or warrants outstanding as at February 28, 2019 and 2018.

NOTE 11. INCOME TAXES

The Company has made significant losses since inception and has a carry forward tax loss balance of several million dollars. The Company believes that no income tax is due to be paid by either the parent company or any of its subsidiaries as at the date of these financial statements. A full reconciliation of the Company's tax position will be conducted in due course.

NOTE 12. COMMITMENTS AND CONTINGENCIES

The Company believes that there are no commitments or contingencies to be disclosed as at February 28, 2019.

NOTE 13. SUBSEQUENT EVENTS

On March 19, 2019 the Company petitioned the District Court of Wyoming to set aside dissolution.

On April 30, 2019 the District Court of Wyoming granted the company’s petition to set aside dissolution. On May 06, 2019 Henrick Dahlerup cancelled 3,173,897,240 common shares.

On May 06, 2019 the Company had 5,807,991,381 common shares outstanding.

On May 15, 2019 the Company entered into an Asset Purchase Agreement with Patrick King in consideration of $50,000 in cash or cash equivalents due upon demand.

On June 21, 2019 Kristian Schiorring cancelled 4,160,000,000 shares.

On June 21, 2019 the Company had 1,647,991,381 common shares outstanding.

On June 21, 2019 Kristian Schirorring returned 250,000 Preferred A shares to the Company. On June 21, 2019 Henrik Dahlerup returned 250,000 Preferred A shares to the Company.

On June 21, 2019 Kristian Schiorring returned 250,000 Preferred B shares to the Company. On June 21, 2019 Henrik Dahlerup returned 250,000 Preferred B shares to the Company.

F-33

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation and Amendments thereto - Nevada
2.1b	Articles of Domestication and Amendments thereto - Wyoming *
2.1c	Articles of Amendment - Wyoming *
2.2	Asset Purchase Agreement (Incorporated by reference to Form 8-K filed January 28, 2011)
2.3	Articles of Merger (Incorporated by reference to Form 8-K filed January 28, 2011)
2.4	Bylaws *
3.1	Specimen Stock Certificate **
4.1	Subscription Agreement *
6.1	Incentive Stock Option Plan *
6.2	Management Stock Bonus Plan *
6.3	Performance Bonus Plan *
6.4	Employment Agreement of Jason Black *
6.5	Indemnification Agreement of Jason Black *
7.1	Agreement of Merger *
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

_____________________________

*	Filed With the Company’s Form 1-A Amendment on November 25, 2019
**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cloverdale, California on December 26, 2019.

(Exact name of issuer as specified in its charter):	Cann American Corp.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Jason Black
Jason Black, Chief Executive Officer (Principal Executive Officer).

By (Signature and Title):	/s/ Jason Black
Jason Black, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

December 26, 2019

SIGNATURES OF DIRECTORS:

/s/ Jason Black	December 26, 2019
Jason Black, Director

38